Rennova Health CEO & President Seamus Lagan Returns to “Stock Day” to Provide Update on Financial Reports and Hospital Acquisition

WEST PALM BEACH, Fla., June 15, 2018 (GLOBE NEWSWIRE) — Rennova Health, Inc. (OTCQB:RNVA) (OTCQB:RNVAZ) (“Rennova” or “the company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers, that recently acquired its second hospital, provides update on filing of First Quarter financial statements and acquisition of Jamestown hospital.

The interview began by addressing the company’s delayed financial statements. “All I can do is apologize to everybody that we are late in getting this filed,” said Lagan. The company has been undergoing multiple staffing changes since the first quarter. The company has been successful in securing expertise in the rural hospital sector, but this change coupled with the new hospital acquisition resulted in a delay to their filing. “We’re actually dotting I’s and crossing T’s on the final document, and expect to have it filed in the next 24 to 48 hours, or at latest by the beginning of the week,” Lagan said.

Everett asked Lagan about the company’s Jamestown hospital acquisition as well, inquiring about potential revenues from the project. Lagan has high hopes for this project, and said, “It should give our shareholders a lot of confidence that we are able to complete this acquisition and should hopefully give them some trust in our determination to turn this company around and grow our revenues. The new hospital is off to a good start and has a strong relationship with the local doctors and the surrounding community. The process of acquiring an operating facility was very different from building one up from scratch.” When asked about the company’s first hospital, Lagan assured Jolly that it is doing well. “Its revenues are increasing, collections are kicking in and it is doing well. We are looking at what additional services we can provide to increase the revenue.”

Everett further questioned the CEO on plans for the rest of the year and additional acquisitions.

To listen to the full interview and hear more from the CEO about the company’s plans, please follow the link below.

https://upticknewswire.com/featured-interview-ceo-seamus-lagan-of-rennova-health-inc-otcqb-rnva-4/

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statement

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Rennova Health

Sebastien Sainsbury, 561-666-9818

ssainsbury@rennovahealth.com

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